NUMBER

C-0

Incorporated under the laws of the State of Delaware

SHARES

CORPRINT, NEW YORK

MediaMorph, Inc.

100,000,000 Shares $.001 Par Value

Common Stock

See Reverse for

Certain Definitions

This is to certify that

SPECIMEN

is the owner of

Fully Paid and Non-Assessable Shares of Common Stock of

MediaMorph, Inc.

transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	— _____________	Custodian	________
TEN ENT	—	as tenants by the entireties		(Cust)		(Minor)
JT TEN	—	as joint tenants with right of		under Uniform Gifts to Minors
		survivorship and not as tenants		Act ______________________________
		in common		(State)
Additional abbreviations may also be used though not in the above list.

For value received ___________ hereby sell assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OR ASSIGNEE)

Shares
represented by the within Certificate, and do hereby irrevocably constitute and appoint
________________________________________________________________ attorney to transfer the said
Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated _________________________

In presence of

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.